UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

(360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 26, 2025, the Boards of Directors of First Northwest Bancorp (the "Company") and its banking subsidiary, First Fed Bank ("First Fed"), announced approval of the election of Johanna A. Bartee as a Director, filling the vacancy created by Craig Curtis' departure in December 2024.

Ms. Bartee’s term as a Director of the Company is effective immediately and will continue until the 2025 Annual Meeting of Shareholders, at which time it is anticipated that she will be nominated for re-election by the shareholders. The Company's Board has determined that Ms. Bartee meets the requirements for director independence under the listing standards of The NASDAQ Stock Market LLC and applicable rules of the Securities and Exchange Commission. Ms. Bartee was appointed to serve on the Nominating and Corporate Governance Committee for both the Company and First Fed. She was also appointed to serve on the Board Loan Committee for First Fed.

There are no transactions in which Ms. Bartee has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bartee and any other executive officer or director of the Company or First Fed. Other than the compensation arrangements described below, there is no arrangement or understanding between Ms. Bartee and any other persons or entities pursuant to which Ms. Bartee will be elected as a Director of the Company.

Ms. Bartee will receive compensation for her services as a Director consistent with the Company’s standard practices for non-employee (outside) Directors. For 2025, outside Directors receive an annual retainer of $36,530. Annual retainers for committee service are $4,800 for the Audit Committee and $2,800 for each other standing committee of the Company. All retainers are paid in equal monthly installments. The Chair and committee chairs receive additional annual retainers. Directors do not receive a fee for meeting attendance. Ms. Bartee will receive annual equity compensation of the Company’s common stock equivalent in value to $23,250 (based on the closing market price on March 6, 2025), vesting in full on March 7, 2026. In addition, consistent with the policy for first-time directors, Ms. Bartee will receive shares of the Company’s common stock equivalent in value to $50,000 (based on the closing market price on March 6, 2025), vesting in three equal annual installments beginning March 7, 2026. No additional compensation is paid to Directors for service on the First Fed Board.

A copy of the press release issued by the Company on February 26, 2025, regarding the foregoing is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	February 26, 2025	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer